UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2006

flexSCAN, Inc.
(Exact name of registrant as specified in charter)

Nevada	000-09283	88-0299716
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

27201 Puerta Real, Suite 350, Mission Viejo, California 92691
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 609-1966

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 3, 2006, Thomas Banks resigned as President of flexSCAN, Inc. (the “Company”). Mr. Banks will continue to serve as CEO and Chairman of the Company.

Also, on July 3, 2006, Kenneth K. Westbrook was appointed as President and a Director of the Company. Mr. Westbrook most recently served as Chief Executive Officer of CareMore Medical Enterprises from January 2005 until his retirement in March 2006. While at CareMore Medical Enterprises, Mr. Westbrook oversaw three divisions of diverse healthcare delivery. Mr. Westbrook also served as Senior Vice President of Operations at Tenet Healthcare from 1997 to 2004. In addition, Mr. Westbrook served as Senior Vice President of Operations for over a third of OnNda Healthcorp’s hospitals from June 1996 to January 1997. From 1988 to 1996, Mr. Westbrook served as the Chief Operating Officer for HCA Healthcare Corporation’s pacific division. Mr. Westbrook has an MBA and an MA in Healthcare Management from the University of Redlands and was honored with a Legacy of Life Award from the American Heart Association.

Additionally, on June 15, 2006, Michael Reynolds resigned as Chief Operating Officer and a Director of the Company.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description
99.1	Press Release dated July 6, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

flexSCAN, Inc.

Date: July 6, 2006	/s/ Thomas Bank Thomas Banks
Chief Executive Officer